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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-79775 and 333-95997 of Lithium Technology Corporation on Form S-8 of our report dated March 26, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this annual report on Form 10-KSB of Lithium Technology Corporation for the year ended December 31, 2001.

                                                     /s/  DELOITTE & TOUCHE, LLP




Philadelphia, PA
March 27, 2002